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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                December 20, 2006
                                -----------------
                                 Date of Report


                               Kodiak Energy, Inc.
                             -----------------------
                     (Formerly Island Critical Care, Corp.)

          Delaware                  333-82434                  650967706
       ---------------        ---------------------     -----------------------
      (State or other         (Commission File No.)     (IRS Employer I.D. No.)
        Jurisdiction)

                         734 7th Avenue S.W., Suite 460
                         Calgary, Alberta T2P 3P8 Canada
                           --------------------------
                    (Address of Principal Executive Offices)

                                 (403) 262-8044
                                ----------------
              (Registrant's Telephone Number, including area code)






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Item 1.01 Entry into a Material Definitive Agreement

         On December 14, 2006, pursuant to subscription agreements, we closed a private placement to two accredited investors for an aggregate of $300,000 CAD shares at a price of US$6.40 per unit, for total proceeds of CAD$300,000. The units consisted of three flow through common shares and one common share. The flow through shares entitle the share holder to a Canadian Exploration Expense under the Income Tax Act. The company will use its best efforts to file a registration statement for the issued shares by April 30, 2006. The common shares were issued pursuant to Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "1933 Act").



Item 3.02 Unregistered Sales of Equity Securities

         See Item 1.01 above.



Item 9.01 Financial Statements and Exhibits

    (a)  Financial statements of business acquired.

         Not applicable.

    (b)  Pro forma financial information.

         Not applicable.

    (c)  Exhibits.

Exhibit
Number                           Description
-------   --------------------------------------------------------------
4.1       Form of Subscription Agreement for private placement of shares




                               SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Kodiak Energy, Inc



DATED: December 20, 2006                  /s/ Mark Hlady
       -----------------                 ----------------------------
                                         Mark Hlady
                                          Chief Executive Officer,
                                          Chief Financial Officer and
                                          Director





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